Exhibit 10.2

AGREEMENT TO COMPROMISE DEBT

This Agreement to Compromise Debt (the "Agreement") is made and effective the December 1st 2020

BETWEEN:	DKG CAPITAL INC (A NEVADA STATE COMPANY)

AND:	EMRY CAPITAL GROUP (A FLORIDA COMPANY)

In consideration of the terms and covenants of this agreement, and other valuable consideration, the parties agree as follows:

FOR VALUE RECEIVED, the Creditor being a creditor of the Company hereby enters into an agreement to compromise and reduce the indebtedness due the undersigned on the following terms and conditions:

1.	The Company and the Creditor acknowledge that the present debt based on current and future filings due is $168,909

2.	The parties agree that the undersigned shall accept the sum of $168,909 as full and total payment on said debt and in complete discharge of all monies presently due, provided the sum herein shall be punctually paid in the manner following:

The debt owed to Tesheb Casimir has been forgiven and reduced to nil. Tesheb Casimir forever relinquishes irrevocably all future claims to any sums that may be due to him his agents and or any affiliates by the debtor.

3.	This agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

This agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

Signed under seal this December 1st 2020

/s/ Tesheb Casimir

Creditor, Tesheb Casimir

/s/ Tesheb Casimir

Company, DKG Capital Inc